UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549


                                     FORM 8-K

                                  CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of The
                           Securities Exchange Act of 1934

August 1, 2007
Date of Report (Date of Earliest Event Reported)

MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-1
(Exact name of issuing entity as specified in its charter)


 DB Structured Products, Inc.
(Exact name of Sponsor as specified in its charter)


MortgageIT Securities Corp.
(Exact name of Depositor as specified in its charter)


 New York                 333-131288-01                54-2199761
(State or other           (Commission                  54-2199762
 Jurisdiction              File Number)                54-2199763
 of Incorporation)                                     54-2199829
                                                       54-6747788
                                                       54-6747789
                                                       (IRS Employer
                                                       Identification No)

c/o Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD                                         21045
(Address of Principal Executive Offices)             (Zip Code)


(410) 884-2000
(Registrant's Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))



Section 6 - Asset-Backed Securities

Item 6.04 - Failure to Make a Required Distribution

On June 29, 2007, following the closing of the initial issuance of the Certificates, the Trustee, on behalf of the Trust, purchased from the Depositor certain Subsequent Mortgage Loans having an aggregate principal balance as of the Subsequent Cut-Off Date equal to $137,643,131.89 using funds on deposit in the pre-funding accounts established pursuant to the Pooling Agreement at a purchase price equal to the aggregate principal balance thereof. The occurence of this event will be reported by the Issuing Entity on Form 10-D. On August 1, 2007, due to an overfunding of amounts required to be used to purchase Subsequent Mortgage Loans to be included in Loan Group II, certain Subsequent Mortgage Loans were required to be moved from Loan Group II to Loan Group I. As a result the following classes of Certificates were underpaid by the amounts indicated:

Class 2-A-1-1            $1,200.41
Class 2-A-1-2              $531.32
Class 2-A-1-3              $531.32
Class 2-A-1-5              $251.46
Class 2-A-1-6              $975.01
Class 2-A-1-7              $243.74

The underpaid amounts will be remitted to the holders of the affected classes on the Distribution Date in August 2007.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MortgageIT Securities Corp. Mortgage Loan Trust, Series 2007-1
(Issuing Entity)

By:  Wells Fargo Bank, N.A. as Master Servicer
By: /s/ Elisabeth A. Brewster
By:Elisabeth A. Brewster, Vice President
Date: August 6, 2007